LETTER AGREEMENT

June __, 2014

National Penn Bancshares, Inc.
645 Hamilton Street
Allentown, Pennsylvania  18101

Ladies and Gentlemen:

Concurrently with the execution of this letter agreement (“Letter Agreement”), National Penn Bancshares, Inc., a Pennsylvania corporation (“National Penn”), and TF Financial Corporation, a Pennsylvania corporation (“TF Financial”), are entering into an Agreement and Plan of Merger, of even date herewith (the “Merger Agreement”), whereby TF Financial will merge with and into National Penn (the “Merger”) and shareholders of TF Financial will receive the Merger Consideration as set forth in the Merger Agreement, subject to the closing of the Merger. All defined terms used but not defined herein shall have the meanings ascribed thereto in the Merger Agreement; provided that the term “Acquisition Proposal” as used herein shall mean an Acquisition Proposal other than the Merger or Contemplated Transactions.

I understand that National Penn is requiring, as a condition to its execution and delivery to TF Financial of the Merger Agreement, that I execute and deliver to National Penn this Letter Agreement.

Intending to be legally bound hereby, I irrevocably agree and represent as follows:

(a)           As of the date of this Letter Agreement, I have, and at all times during the term of this Letter Agreement will have, beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of, and good and valid title to, the number of shares of common stock, par value $0.10 per share, of TF Financial (the “TF Financial Common Stock”), that is set forth on Appendix A hereto (exclusive of exercisable options and shares held in a fiduciary capacity for the benefit of others), and I hold stock options to acquire the number of shares of TF Financial Common Stock set forth on Appendix A hereto.  All of the securities listed on Appendix A are owned free and clear of any proxy or voting restriction, claims, liens, encumbrances and security interests and any other limitation or restriction whatsoever (including any restriction on the right to dispose of such securities) other than limitations imposed by federal and state securities laws.  None of the securities listed on Appendix A are subject to any voting trust or other agreement or arrangement with respect to the voting rights of such securities.

(b)           As of the date of this Letter Agreement, except for the securities set forth on Appendix A, I do not beneficially own any (i) shares of capital stock or voting securities of TF Financial, (ii) securities of TF Financial convertible into or exchangeable for shares of capital stock or voting securities of TF Financial or (iii) options or other rights to acquire from TF Financial any shares of capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of TF Financial.  The TF Financial Common Stock listed on Appendix A, together with all TF Financial Common Stock that I subsequently acquire during the term of this Letter Agreement, including through the exercise of any stock options are referred to herein as the “Shares”.

(c)           At the TF Financial Shareholders Meeting and at any other meeting of TF Financial shareholders, however called, and on every action or approval by written consent of shareholders of TF Financial, I will (i) appear at such meeting or otherwise cause the Shares to be counted as present thereat for purposes of calculating a quorum and (ii) vote or cause to be voted all Shares over which I have sole voting power, and I will use my best efforts to cause any Shares over which I share voting power to be voted at the TF Financial Shareholders Meeting:

(A) in favor of approval and adoption of the Merger Agreement and the transactions contemplated thereby;

(B) in favor of any proposal to adjourn or postpone such meeting to a later date if there are not sufficient votes to approve the Merger Agreement; and

(C) against any action, proposal, transaction or agreement that could reasonably be expected to result in a breach of any covenant, representation or warranty, or any other obligation or agreement, of TF Financial contained in the Merger Agreement or of myself contained in this Letter Agreement, or that could reasonably be expected to impede, interfere with, delay, discourage, adversely affect, inhibit or preclude the timely consummation of the Merger or the fulfillment of a condition under the Merger Agreement to TF Financial’s and National Penn’s respective obligations to consummate the Merger or change in any manner the voting rights of any class of shares of TF Financial (including any amendments to TF Financial’s articles of incorporation or bylaws); and

(D) against any Acquisition Proposal, or any agreement or transaction that is intended, or could reasonably be expected, to impede, interfere with, delay, postpone, discourage or adversely affect the consummation of the Merger or any of the transactions contemplated by the Merger Agreement.

Determinations as to “sole” or “shared” voting power shall be made in accordance with Rule 13d-3 of the Exchange Act.

(d)           During the term of this Letter Agreement, I will not, directly or indirectly, offer, sell, transfer, pledge, encumber or otherwise dispose of (collectively, “Transfer”) any Shares over which I have sole dispositive power (or any interest therein), and I will use my best efforts to not permit the Transfer of any Shares over which I have shared dispositive power (or any interest therein), except to the extent permitted by paragraph (h) hereof.

(e)           During the term of this Letter Agreement, I, solely in my capacity as a shareholder and/or optionholder of TF Financial, shall not, and shall not authorize any of my partners, officers, directors, advisors, representatives or affiliates to, (a) initiate, solicit, induce or knowingly encourage, or take any action to facilitate the making of, any inquiry, offer or proposal which constitutes, or could reasonably be expected to lead to, an Acquisition Proposal, (b) participate in any discussions or negotiations regarding any Acquisition Proposal, or furnish, or otherwise afford access, to any person (other than National Penn) any information or data with respect to TF Financial or any TF Financial Subsidiary or otherwise relating to an Acquisition Proposal; provided that such actions are taken solely in my role as a shareholder and shall not limit or affect any action or inaction by me or any of my representatives, as applicable, in serving on TF Financial’s Board of Directors or as an officer of TF Financial, (c) enter into any agreement, agreement in principle or letter of intent with respect to an Acquisition Proposal, (d) solicit proxies or become a “participant” in a “solicitation” (as such terms are defined in Regulation 14A under the Exchange Act) with respect to an Acquisition Proposal (other than the Merger Agreement) or otherwise encourage or assist any party in taking or planning any action that would compete with, restrain or otherwise serve to interfere with or inhibit the timely consummation of the Merger in accordance with the terms of the Merger Agreement, (e) initiate a shareholders’ vote or action by consent of TF Financial’s shareholders with respect to an Acquisition Proposal, or (f) become a member of a “group” (as such term is used in Section 13(d) of the Exchange Act) with respect to any voting securities of TF Financial that takes any action in support of an Acquisition Proposal. The provisions hereof shall not apply to action taken by me in my capacity as a director or officer of TF Financial.

(f)           I acknowledge and agree that TF Financial is under no obligation to register any attempted sale, transfer or other disposition of TF Financial Common Stock by me or on my behalf of TF Financial Common Stock over which I have sole voting and dispositive power, and TF Financial’s transfer agent shall be given appropriate stop transfer orders and shall not be required to register any such attempted sale, unless the sale has been effected in compliance with the terms of this Letter Agreement.

(g)           I represent that I have the legal capacity to enter into this Letter Agreement, that I have duly and validly executed and delivered this Letter Agreement and that this Letter Agreement is a valid and binding obligation enforceable against me in accordance with its terms, subject to bankruptcy, insolvency and other laws affecting creditors’ rights and general equitable principles; and further, that no consent of my spouse is necessary under any “community property” or other laws in order for me to enter into and perform my obligations under this Letter Agreement.

(h)           Notwithstanding anything herein to the contrary, I may Transfer any or all of the Shares over which I have beneficial ownership (i) to my spouse, ancestors or descendants; provided, however, that in any such case, prior to and as a condition to the effectiveness of such Transfer, each person to whom any of such Shares or any interest in any of such Shares is or may be Transferred shall have executed and delivered to National Penn an agreement to be bound by the terms of this Letter Agreement, (ii) for estate and trust planning and related tax planning purposes, including transfers to relatives, trusts, foundations and charitable organizations, subject to the transferee first agreeing in writing to be bound by the terms of this Letter Agreement, (iii) by will or operation of law, and (iv) as National Penn may otherwise permit in its sole discretion.

I am signing this Letter Agreement solely in my capacity as a shareholder and/or optionholder of TF Financial, and not in any other capacity, such as a director or officer of TF Financial or as a fiduciary of any trusts, including, if applicable, the 3rd Fed Bank Employee Stock Ownership Plan. Notwithstanding anything herein to the contrary: (a) I make no agreement or understanding herein in any capacity other than in my capacity as a beneficial owner of TF Financial Common Stock; and (b) nothing herein shall be construed to limit or affect any action or inaction by me or any of my representatives, as applicable, in serving on TF Financial’s Board of Directors or as an officer of TF Financial, in acting in my capacity as a director, officer or fiduciary of TF Financial.

This Letter Agreement shall terminate and be of no further force and effect concurrently with, and automatically upon, the earlier to occur of: (a) the favorable vote of the TF Financial shareholders with respect to the approval of the Merger Agreement; (b) the Effective Time; (c) National Penn and I enter into a written agreement to terminate this Letter Agreement; or (d) any termination of the Merger Agreement pursuant to Article 7, except that any such termination shall be without prejudice to National Penn’s rights if termination should arise out of my willful breach of any covenant or representation contained herein.

All notices and other communications in connection with this Letter Agreement shall be in writing and shall be deemed given if delivered personally, sent via facsimile, with confirmation, mailed by registered or certified mail, return receipt requested, or delivered by an express courier, with confirmation, to the other party hereto at its addresses set forth on the signature page hereto.

This Letter Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties. This Letter Agreement constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter of this Letter Agreement. My obligations under this Voting Agreement shall be binding upon my heirs, executors, administrators, personal representatives, successors and permitted assigns.

I agree and acknowledge that National Penn may be irreparably harmed by, and that there may be no adequate remedy at law for, any violation of this Letter Agreement by me.  Without limiting other remedies, National Penn shall have the right to seek to enforce this Letter Agreement by specific performance or injunctive relief.  This Letter Agreement and all claims arising hereunder or relating hereto, shall be governed and construed and enforced in accordance with the laws of the Commonwealth of Pennsylvania, without giving effect to the principles of conflicts of law thereof.

If any term, provision, covenant or restriction of this Letter Agreement is held by a court of competent jurisdiction or other Regulatory Authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Letter Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party.  Upon such a determination, the parties shall negotiate in good faith to modify this Letter Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

This Letter Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same instrument.

[Remainder of page intentionally blank; signature page follows]

Very truly yours,

[Name]

Address:

Facsimile:

Acknowledged and Agreed:

NATIONAL PENN BANCSHARES, INC.

By:
Name:
Title

Address:	National Penn Bancshares, Inc.
645 Hamilton Street
Allentown, Pennsylvania 18101
Facsimile: (610) 369-6349

Dated:  ___________________________, 2014

[Signature page to Letter Agreement]

Appendix A

Number of shares held (excluding stock options):  _________________________

This amount includes:
 _______      shares over which I have sole voting power
 _______      shares over which I have shared voting power
 _______      shares over which I have sole dispositive power
 _______      shares over which I have shared dispositive power

Number of stock options held: ____________________